Exhibit 4-7





                               PECO ENERGY COMPANY




                                       AND




                       Meridian Trust Company, as Trustee




                               FIRST SUPPLEMENTAL
                                    INDENTURE






                          Dated as of December 1, 1995

                                       to

                                    INDENTURE

                            Dated as of July 1, 1994






                          Providing for the Issuance of



           8.72% Deferrable Interest Subordinated Debentures, Series B



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                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01   Definitions....................................................2

                                    ARTICLE 2
                             THE SERIES B DEBENTURES

SECTION 2.01   Form of the Series B Debentures;
               Denominations..................................................2

                                    ARTICLE 3
                                   REDEMPTION

SECTION 3.01   Redemption; Notice to Trustee..................................3
SECTION 3.02.  Compliance with Terms of Indenture.............................3

                                    ARTICLE 4
                                EXTENSION PERIOD

SECTION 4.01   Limitation on Right of Company to Extend
               Interest Payment Period........................................4

                                    ARTICLE 5
                             CONCERNING THE TRUSTEE

SECTION 5.01.  Not Responsible for Recitals...................................4
SECTION 5.02.  Qualification Under Trust Indenture Act of
                 1939.........................................................4

                                    ARTICLE 6
                                  MISCELLANEOUS

SECTION 6.01   Trust Indenture Act Controls...................................5
SECTION 6.02   Severability Clause............................................5
SECTION 6.03   Governing Law..................................................5
SECTION 6.04   No Recourse Against Others.....................................5
SECTION 6.05.  Use of Term "Trustee"..........................................5
SECTION 6.06.  Confirmation of Original Indenture.............................6
SECTION 6.07   Successors.....................................................6
SECTION 6.08   Multiple Original Copies of this Indenture.....................6
SECTION 6.09   Table of Contents; Headings, Etc...............................6
SECTION 6.10   Benefits of the Indenture......................................6
SECTION 6.11.  Date of Indenture..............................................7


                                       (i)




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                  FIRST SUPPLEMENTAL INDENTURE, dated as of December 1, 1995, by and between PECO Energy Company, a Pennsylvania corporation (the "Company"), and Meridian Trust Company, a Pennsylvania trust company, as trustee (the "Trustee), to an Indenture, dated as of July 1, 1994, by and between the Company and the Trustee (the "Original Indenture", together with this Supplemental Indenture, the "Indenture").

                  WHEREAS, the Company has formed a wholly owned subsidiary, PECO Energy Capital Corp., which is the general partner of PECO Energy Capital, L.P., a Delaware limited partnership ("PECO Energy Capital"), to issue in series from time to time its limited partner interests ("Preferred Securities") and to loan the proceeds thereof, together with the investment by PECO Energy Capital Corp. in PECO Energy Capital, to the Company and to effect other similar arrangements.

                  WHEREAS, the Company has duly executed and delivered to the Trustee the Original Indenture to provide for the issue of one or more series of deferrable interest subordinated debentures (herein sometimes called the "Debentures"), issuable as in the Indenture provided, and authorized and issued the initial series of Debentures which were designated therein as the 9% Deferrable Interest Subordinated Debentures, Series A; and

                  WHEREAS, the Company desires to effect the exchange of Trust Receipts, each representing a 8.72% Cumulative Monthly Income Preferred Security, Series B of PECO Energy Capital for up to 5,400,000 Depositary Shares, each representing a one-fourth interest in a share of $7.96 Cumulative Preferred Stock of the Company and the Company has authorized the issuance of $229,900,000 aggregate principal amount of its 8.72% Deferrable Subordinated Debentures, Series B (the "Series B Debentures") under this First Supplemental Indenture for such purpose;

                  WHEREAS, all things necessary to make the Series B Debentures when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Supplemental Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.


                  NOW THEREFORE:

                  Each of the Company and the Trustee, intending to be legally bound hereby, agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Series B Debentures:

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                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01   Definitions.

     "Additional Interest", with respect to the Series B Debentures, means amounts, if any, which PECO Energy Capital would be required to pay as taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, with respect to the Series B Debentures.

     "Additional Payments" means an amount equal to interest on the principal amount of the Series B Debentures at the rate of 7.96% per annum from and including November 1, 1995 through but not including the Issue Date of the Series B Debentures, payable on the first interest payment date for the Series B Debentures.

     "Exchange Agent" means First Chicago Trust Company of New York in its capacity as the Exchange Agent under an Exchange Agreement dated as of November 8, 1995 between the Company and the Exchange Agent.

     "Issue Date" means December 19, 1995.

     "Series B Debentures" means any of the Company's 8.72% Deferrable Interest Subordinated Debentures, Series B issued under this Supplemental Indenture.

     "Series B Debentureholder" or "Series B Holder" means a Person in whose name a Series B Debenture is registered on the Registrar's books.

     "Series B Preferred Securities" means the 8.72% Cumulative Monthly Income Preferred Securities, Series B, representing limited partner interests of PECO Energy Capital.

     Unless otherwise defined herein, all other capitalized terms used herein have the meanings set forth in the Original Indenture.


                                    ARTICLE 2
                             THE SERIES B DEBENTURES


SECTION 2.01   Form of the Series B Debentures; Denominations.

     The Series B Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A

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attached hereto. The terms and provisions contained in the Series B Debentures, a form of which is annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Supplemental Indenture. The Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

     The Trustee shall authenticate and make available for delivery the Series B Debentures for original issue in the aggregate principal amount of $80,520,180 upon receipt by the Trustee of a Board of Directors resolution and a written order of the Company signed by two Officers of the Company, but without any further action by the Company. Upon authentication by the Trustee, the Series B Debentures shall be delivered by the Trustee as follows: (i) $78,104,575 of Series B Debentures shall be delivered to the Exchange Agent in exchange for Depositary Shares and subsequent delivery by the Exchange Agent (acting pursuant to the directions of the holders of such Depositary Shares) to PECO Energy Capital and (ii) $2,415,605 of Series B Debentures shall be delivered to PECO Energy Capital as evidence of the Company's obligation with respect to the loan to the Company of the investment by PECO Energy Capital Corp. in PECO Energy Capital on the date of issuance of the Series B Subordinated Debentures.

     The Series B Debentures shall be issuable only in registered form without coupons and only in denominations of $25.00 and any integral multiple thereof attached hereto as Exhibit A.


                                    ARTICLE 3
                                   REDEMPTION


SECTION 3.01   Redemption; Notice to Trustee.

     (a) The Series B Debentures are subject to redemption prior to maturity as provided in the form thereof attached hereto as Exhibit A.

     (b) If any or all of the Series B Debentures are to be redeemed pursuant to paragraph (a) above, in addition to the notices required by the Original Indenture, the Company shall give notice by first class mail, postage prepaid, to the Trustee at least 40 days prior to the date of such redemption. Any such notice of redemption shall state the date and price of redemption.


                                        3

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SECTION 3.02.  Compliance with Terms of Indenture.

     In case the Company shall desire to exercise such right to redeem all or any part of said Series B Debentures as hereinbefore provided, it shall comply with all the terms and provisions of Article III of the Original Indenture applicable thereto, and such redemption shall be made under and subject to the terms and provisions of said Article III and in the manner and with the effect therein provided, but at the time or times and at the respective redemption rates and upon mailing of notice, all as hereinbefore set forth in Section 3.01 of this Article.


                                    ARTICLE 4
                                EXTENSION PERIOD


SECTION 4.01   Limitation on Right of Company to Extend Interest
               Payment Period.

     The Company agrees not to exercise its right under Section 4.01(b) of the Original Indenture to extend the interest payment period for the Debentures for up to 60 months until the Additional Payment has been paid in full. The Company also agrees that no extended interest payment period shall extend beyond the stated maturity date or redemption date of the Series B Debentures.


                                    ARTICLE 5
                             CONCERNING THE TRUSTEE


     The Trustee hereby reaffirms acceptance of the trust herein declared and provided and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this First Supplemental Indenture, and upon the following terms and conditions:

SECTION 5.01.  Not Responsible for Recitals.

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

SECTION 5.02.  Qualification Under Trust Indenture Act of 1939.

     The Trustee hereby acknowledges that the Company proposes to qualify this First Supplemental Indenture under the Trust Indenture Act of 1939, as amended.

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                                    ARTICLE 6
                                  MISCELLANEOUS


SECTION 6.01   Trust Indenture Act Controls.

     If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of subsection (c) of Section 318 of the TIA, the imposed duties shall control. The provisions of Sections 310 to 317, inclusive, of the TIA that impose duties on any Person (including provisions automatically deemed included in an indenture unless the indenture provides that such provisions are excluded) as a part of and govern this First Supplemental Indenture, except as, and to the extent, they are expressly excluded from this Supplemental Indenture, as permitted by the TIA.

SECTION 6.02   Severability Clause.

     If any provision in this First Supplemental Indenture or in the Series B Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.03   Governing Law.

     This First Supplemental Indenture and the Series B Debentures shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania as applied to contracts made and performed within the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

SECTION 6.04   No Recourse Against Others.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Series B Debentures or this First Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series B Debenture, each Series B Debentureholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Series B Debentures.


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SECTION 6.05.  Use of Term "Trustee".

     Unless otherwise clearly required by the context, the term, "Trustee," or any other equivalent term used in this First Supplemental Indenture shall be held and construed to mean the trustee under the Indenture for the time being whether the original or a successor trustee.

SECTION 6.06.  Confirmation of Original Indenture.

     As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed, and this First Supplemental Indenture shall be read, taken and construed as a part of the Indenture so that all of the rights, remedies, terms, conditions, covenants and agreements of the Original Indenture shall apply and remain in full force and effect with respect to this First Supplemental Indenture and to the Series B Debentures issued hereunder.

SECTION 6.07   Successors.

     All agreements of the Company in this First Supplemental Indenture and the Series B Debentures shall bind its successors and assigns. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors and assigns.

SECTION 6.08   Multiple Original Copies of this Indenture.

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this First Supplemental Indenture.

SECTION 6.09   Table of Contents; Headings, Etc.

     The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 6.10   Benefits of the Indenture.

     Except as expressly provided in Article 10 of the Original Indenture, nothing in this First Supplemental Indenture or in the Series B Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Series B Holders and the Special Representative,

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any benefit or any legal or equitable right, remedy or claim under this First
Supplemental Indenture.

SECTION 6.11.  Date of Indenture.

     This First Supplemental Indenture is dated as of December 1, 1995, but was actually executed and delivered on December 19, 1995.


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                                   SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this First Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.


                                         PECO ENERGY COMPANY


                                         By:    /s/ J. Barry Mitchell

                                         Name:     J. Barry Mitchell

                                         Title:    Vice President/Finance


                                         MERIDIAN TRUST COMPANY,
                                         as Trustee


                                         By:     /s/ William J. Roberts

                                         Name:   William J. Roberts

                                         Title:   Relationship Officer


PECO Energy Capital, L.P.

By its General Partner,
PECO Energy Capital Corp.

By: /s/ J. Barry Mitchell
Solely for the purposes stated
in the recitals hereto.


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
                                    Exhibit A

               8.72% Deferrable Interest Subordinated Debentures,
                                Series B due 2025

No. ___


PECO Energy Company, a Pennsylvania corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to PECO Energy Capital, L.P. or registered assigns, the principal sum of ______________________________________
Dollars on December 19, 2025, and to pay interest on said principal sum from December 19, 1995 (the "Issue Date") or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly in arrears on the last day of each calendar month of each year commencing December 29, 1995 at the rate of 8.72% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The Company also promises to pay to PECO Energy Capital, L.P. or registered assigns on December 29, 1995 an amount (the "Additional Payment") equal to interest on the principal amount hereof at the rate of 7.96% per annum from and including November 1, 1995 through but not including the Issue Date. If at any time PECO Energy Capital, L.P. ("PECO Energy Capital") would be required to pay any taxes, duties, or other governmental charges (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company also will pay as Additional Interest such amounts as shall be required so that the net amounts received and retained by PECO Energy Capital after paying any such taxes, duties, or other governmental charges will not be less than the amounts PECO Energy Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     The amount of interest payable on any Interest Payment Date (and the Additional Payment) shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series B Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same

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force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the month of, or in the case of an Interest Payment Date which is on the first Business Day of a month, the fifteenth day of the month next preceding, such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, as more fully provided in the Indenture hereinafter referred to. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in Wilmington, Delaware in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is PECO Energy Capital, the payment of the principal of (and premium) and interest (including the Additional Payment and Additional Interest, if any) in this Debenture will be made at such place and to such account as may be designated by PECO Energy Capital.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

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     This Debenture is one of a duly authorized series of Debentures of the
Company (herein sometimes referred to as the "Series B Debentures"), specified in the Indenture, limited in aggregate principal amount as specified in the Indenture, issued under and pursuant to an Indenture dated as of July 1, 1994, as supplemented by a First Supplemental Indenture, dated as of December 1, 1995 (as supplemented, the "Indenture") executed and delivered between the Company and Meridian Trust Company, as trustee (the "Trustee") to which reference is made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

     The Series B Debentures are subject to mandatory redemption prior to maturity at 100% of the principal amount thereof plus accrued interest to the redemption date as follows:

          (i)       in whole upon the dissolution of PECO Energy Capital; and

          (ii) in whole or in part upon a redemption of the Series B Preferred Securities (as defined in the Indenture), but if in part, in an aggregate principal amount equal to the aggregate stated liquidation preference of the Series B Preferred Securities redeemed.

     At the option of the Company, the Series B Debentures are subject to redemption prior to maturity (i) at any time on or after October 1, 1997 at the option of the Company, in whole or in part, and (ii) if a Tax Event shall occur and be continuing, in whole (but not in part), and in each case at 100% of the principal amount thereof plus accrued interest to the redemption date. "Tax Event" shall mean that PECO Energy Capital shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such interpretation or pronouncement is announced on or after the date of original issuance of the Series B Preferred Securities, there is more than an insubstantial risk that (i) PECO Energy Capital is subject to United States Federal income tax with respect to interest received on the Debentures or PECO Energy Capital will otherwise not be taxed as a partnership, (ii) interest payable by the Company to PECO Energy Capital on the Series B Debentures will not be deductible for United States Federal income tax purposes or (iii) PECO Energy Capital is subject to more than a de minimis amount of other taxes, duties or other governmental charges.


     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

     Subject to certain exceptions in the Indenture which require the consent of every Holder, (i) the Indenture or the Series B Debentures may be amended with the written consent of the Holders of a majority in aggregate principal amount of the Series B Debentures at the time outstanding, and (ii) certain defaults or noncompliance with certain provisions may be waived by the written consent of the holders of a majority in aggregate principal amount of the Series B Debentures at the time outstanding. Subject to certain exceptions in the Indenture, without the consent of any Debentureholder, the Company and the Trustee may amend the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to bind a successor to the obligations of the Indenture, to provide for uncertificated Debentures in addition to certificated Debentures, to comply with any requirements of the Debentures or the Securities and Exchange Commission in connection with the qualification of the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Debentureholder. Amendments bind all Holders and subsequent Holders.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     After payment in full of the Additional Payment, the Company shall have the right at any time during the term of the Series B Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Series B Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, redeem or purchase any of its capital stock. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Registrar accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any payment agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in

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respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication below.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                                  PECO ENERGY COMPANY
(Seal)
                                                  By: __________________________

                                                  Name:

                                                  Title:

Attest:_______________________

Dated: December 19, 1995


TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Debentures referred
to in the within-mentioned Indenture.

MERIDIAN TRUST COMPANY, as Trustee

By: __________________________
               Name
______________________________
     Authorized Signatory


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